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                                                                  Exhibit. 10.28

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, made this 20th day of May, 2002, by and between ION Networks, Inc., a Delaware corporation, with its principal place of business at 1551 South Washington Avenue, Piscataway, New Jersey 08854, (the "Company") and Ted Kaminer residing at 12 Chateau Drive, Cherry Hill, New Jersey 08003 (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ the Employee as Chief Financial Officer and Vice President and wishes to acquire and be assured of Employee's continued services on the terms and conditions hereinafter set forth;

     WHEREAS, the Employee desires to be employed by the Company as Chief Financial Officer and Vice President and to perform and to serve the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and the Employee hereby agree as follows:

     1. Employment. The Company hereby employs the Employee to serve as a full time Employee of the Company, and the Employee hereby accepts such employment with the Company, for the period set forth in Section 2 below. The Employee's principal place of employment shall be in the Company's offices in Piscataway, New Jersey or other such places as are reasonably directed by the Company. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position.

     2. Term. Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on May 20, 2002 (the "Engagement Date") and shall continue until June 30, 2005, but shall be terminable prior thereto, for the reasons set forth in paragraph 7, including for "Cause" (as defined in paragraph 7(a)(iii)). The period of Employee's employment hereunder shall hereinafter be known as the "Employment Term." Any renewal of this agreement shall be only by mutual agreement of the parties. The parties will commence discussion of any possible renewal not later than May 31, 2005.

     3.   Duties and Authority.

          (a) Duties. The Employee shall be employed as the Chief Financial Officer and Vice President of the Company, shall faithfully and competently perform such duties at such times and places and in such manner as the Board of Directors of the Company (the "Board"), may from time to time reasonably direct, and Employee shall report to the Chief Executive Officer of the Company. The Employee will be primarily responsible for overseeing the Company's finance and administration components including, but not limited to, accounting and controls, risk management, corporate administration and investor relations. In addition, the Employee will provide integral financial perspective regarding key senior management decisions. Except as otherwise may be approved in advance by the Board, and except during

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vacation periods and reasonable periods of absence, including absences due to sickness, personal injury, family leave as permitted by law, or other disability, the Employee shall devote Employee's full time throughout the Employment Term to the services required of Employee hereunder. The Employee shall render Employee's services exclusively to the Company during the Employment Term and shall use Employee's best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of Employee's position.

          (b) Authority. The Employee shall have such authority, duties and responsibilities consistent with his position, subject to the supervision and authority of the Board.

          (c) Assistance. The Company will assist the Employee by furnishing all necessary information with respect to its products and with respect to all technical and administrative support as is reasonably required. The Company will keep the Employee informed concerning its new products, sales strategies and general business developments. The Company will provide Employee with office facilities adequate to his function and position, comparable to that provided by the Company to other senior executives.

     4.   Compensation.

          (a) Base Salary. In consideration of the services of the Employee rendered to the Company hereunder, the Company shall pay the Employee (i) a base salary at an annual rate of $145,000 during the period of the Employment Term commencing May 20, 2002, and (ii) certain bonus payments as set forth below. Upon expiration or termination of this Agreement, payments made pursuant to this section shall cease (unless Employee is terminated in a manner specified in Section 7(b), in which event that subparagraph's provisions shall control); provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

          (b) Provided Employee continues to remain employed on the date which is 16 days prior to the end of each of the applicable fiscal quarters of the Company referenced herein, Employee shall be entitled to a bonus payment of $12,500 each time the Company achieves certain revenue projections as set forth in Schedule 1, attached hereto.

          (c) Stock Options. The Employee shall receive a one-time award of 200,000 Stock Options pending approval by the Board of Directors. The strike price of these options will be the market value on the Employee's start date. The term of these options is seven years with vesting over three years as follows:

               (i)    25,000 options will vest on execution of this agreement

               (ii) 21.5% of the total number of shares subject to each option shall vest 12 months from the date of grant, and the remaining

               (iii) The remaining 66% shall vest at a rate of 8.25% at the end of every three month period following the 12 month anniversary of the grant.

          In the event of a transaction which constitutes a Change in Control of the

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Company as defined below, any unvested portion of the options granted hereby
(whether or not such options are assumed by the successor or surviving entity of such transaction, as provided below) will accelerate and become immediately vested so that the options shall, 10 days before the effective date of the event constituting a Change in Control, become exercisable for all the Shares subject to this option.

          A Change in Control is defined as (i) a proposed dissolution or liquidation of the Company, or (ii) a proposed sale of all or substantially all of the assets or outstanding equity of the Company, or (iii) the merger or consolidation of the Company with or into another entity or any other corporate reorganization if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity.

          (d) Withholding, Etc. Payroll taxes will be withheld from payment of amounts payable hereunder, in accordance with then-applicable New Jersey and federal tax guidelines.

     5. Benefits. During the Employment Term, the Employee shall be entitled to:

          (a) 20 annual paid vacation days in accordance with Company policy; such vacation to be taken at a time mutually convenient to Company and the Employee. If the Employee's employment is terminated, any accrued unused vacation time shall be paid at the time of termination, except in the event of termination for "Cause" under Paragraph 7(a)(iii), in which event all such time shall be forfeited;

          (b) Paid sick leave, holidays and floating holidays in accordance with Company policy;

          (c) reimbursement for all reasonable and necessary out-of-pocket business expenses, such expenses to be properly receipted or otherwise documented, incurred by the Employee in the performance of Employee's duties hereunder in accordance with the Company's policies applicable on or after the Engagement Date;

          (d) coverage under the Company's health and welfare benefits and other similar plans and programs, including the Company's 401(k) Plan, upon terms comparable to those provided by the Company to other senior executives; and

          (e) reimbursement for automobile mileage, to extent utilized on Company business at the then applicable Internal Revenue Service deduction rate.

     6.   Developments  and  Confidential   Information.   The  Employee  hereby
covenants, agrees and acknowledges as follows:

          (a) The Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its business.

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          (b)  The Employee's employment hereunder creates a relationship of confidence and trust between the Employee and the Company with respect to certain information pertaining to the business of the Company and its Affiliates (as hereinafter defined) or pertaining to the business of any client or customer of the Company or its Affiliates which may be made known to the Employee by the Company or any of its Affiliates or by any client or customer of the Company or any of its Affiliates or learned by the Employee during the period of Employee's employment by the Company.

          (c) The Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered or developed by, or made known to, the Employee during the period of Employee's employment or arising out of Employee's employment) or in which property rights have been or may be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential.

          (d) Any and all inventions, products, discoveries, improvements, processes, manufacturing, marketing and services methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by the Employee (whether at the request or suggestion of the Company, any of its Affiliates, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of Employee's employment by the Company which pertains to the Company's actual or contemplated business, products, intellectual property or processes of the Company or any of its Affiliates (collectively hereinafter referred to as "Developments"), shall be the sole property of the Company and will be promptly and fully disclosed by the Employee to the Board without any additional compensation therefor, including, without limitation, all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any Developments made, developed or created by Employee as aforesaid. The Company shall own all right, title and interest in and to the Developments and such Developments shall be considered "works made for hire" for the Company under US Copyright Law. If any of the Developments are held for any reason not to be "works made for hire" for the Company or if ownership of all right, title and interest in and to the Developments has not vested exclusively and immediately in the Company upon creation, Employee irrevocably assigns, without further consideration any and all, right, title and interest in and to the Developments to the Company, including any and all moral rights, and "shop rights" in the Developments recognized by applicable law. Employee irrevocably agrees to execute any document requested by the Company or its Affiliates to give effect to this paragraph such as assignment of invention or other general assignments of intellectual property rights, without additional compensation therefor. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" shall mean any person, corporation or other entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any person, corporation or other entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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          (e)  The Employee will keep confidential and will hold for the
Company's sole benefit any Development which is to be the exclusive property of the Company under this Section 6, irrespective of whether any patent, copyright, trademark or other right or protection is issued in connection therewith.

          (f) The Employee also agrees that the Employee will not, without the prior approval of the Board, (i) use for Employee's benefit or disclose at any time during Employee's employment by the Company, or thereafter, except to the extent required by the performance by Employee of Employee's duties as an employee of the Company, any information obtained or developed by Employee while in the employ of the Company with respect to any Developments or with respect to any customers, clients, suppliers, products, services, prices, executives, financial affairs, or methods of design, distribution, marketing, service, procurement or manufacture of the Company or any of its Affiliates, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by Employee not permitted hereunder, or (ii) take with Employee upon leaving the employ of the Company any document or paper relating to any of the foregoing or any physical property of the Company or any of its Affiliates. Notwithstanding the foregoing, the following will not constitute confidential information for purposes of this
Agreement: (i) information which is or becomes publicly available other than as a result of disclosure by the Employee; (ii) information designated in writing by the Company as no longer confidential, or (iii) information known by the Employee as of the Engagement Date and identified as such in writing to the Board. Employee will comply with all intellectual property disclosure policies established by the Company from time to time with respect to the Company's confidential information, including without respect to Developments.

          (g) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 6 would be inadequate and, therefore, agrees that the Company and its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

          (h) The Employee agrees that upon termination of Employee's employment for any reason, the Employee shall forthwith return to the Company all documents and other property in Employee's possession or under the Employee's control belonging to the Company or any of its Affiliates.

          (i) The Employee represents and warrants that he has terminated employment with one or more prior employers and that his employment by the Company and the use by the Company of any skills and knowledge that he may have, are not in violation of the terms of any contract that he is a party to or any other applicable provision of the law.

          (j) The Employee represents and warrants that his performance of all the terms of this Agreement and his duties as an employee of the Company does not now and will not knowingly breach any agreement to keep in confidence confidential information acquired by him in confidence or in trust prior to his employment with the Company. The Employee further represents and warrants that he has not entered into and he will not enter into any agreement either written or oral in conflict herewith.

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          (k)  The Employee represents and warrants that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company (a) any materials, documents or confidential information of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, or (b) any confidential information which he knows or should have known has been acquired by improper means, or otherwise misappropriated from another person.

          (l) Without limiting the generality of Section 9 hereof, the Employee hereby expressly agrees that the provisions of this Section 6 shall be binding upon the Employee's heirs, successors and legal representatives.

          (m) The provisions of section 6 shall be binding irrespective of any claim by Employee for breach of this Agreement by the Company.

          (n) The provisions of section 6 shall survive any termination of this Agreement.

     7.   Termination.

          (a)  The Employee's employment hereunder shall be terminated:

               (i)    upon death of the Employee; or

               (ii) upon the Employee's inability to perform Employee's duties on account of disability or incapacity for a period of ninety (90) or more days, whether or not consecutive, occurring within any period of twelve (12) consecutive months, such termination to take effect on 30 days prior written notice from the Company to the Employee. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree on a physician, they shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

               (iii) at any time, by the Company, for "Cause"; "Cause" shall be defined as (1) conviction of a felony, or (2) acts of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise materially adversely affecting the business or properties of the Company and/or its Affiliates; (3) failure to obey the reasonable and lawful directions of the Board; (4) repeated negligence by the Employee in the performance of, or willful disregard by Employee of his obligations under, this Agreement; or (5) if Employee is indicted for a criminal violation of the securities laws.

          (b) Employee's employment may be terminated, at any time immediately upon written notice by the Company, without "Cause". If Employee is terminated other than for "Cause," Employee shall be entitled to a severance payment equal to the lesser of (i) the remaining salary due Employee for the balance of the Employment Term at the date of such termination; (ii) a payment of salary for the next three months as if the Agreement had not been terminated. Employee and Company agree that such severance payment shall also constitute liquidated damages and is a reasonable approximation of Employee's damages as a result of such termination.

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          (c)  Employee and Company agree that no acceleration of vesting of
Employee's options granted under Section 4 shall occur in the event of (i) a termination under Section 7(a)(i), (ii) or (iii) hereof, or (ii) a termination without "Cause," except in the context of a "Change in Control," to the extent specified in Section 4. In the event of a "Change in Control", as defined above, Employee shall be entitled to treat this Agreement as terminated, and shall be entitled to such severance payments (as specified in Section 7(b) above) as liquidated damages, unless Employee is offered employment as the CFO of the successor or surviving corporation of such "Change in Control", in which event Employee will not be entitled to such severance payments, unless he is terminated without "Cause" within the 6 month period following such "Change in Control" or resigns for "Good Reason" during such period. In addition, the provisions of Section 4, with respect to accelerated vesting of Employee's options, shall apply in the event of a "Change in Control."

          "Good Reason" is defined as (i) without Employee's express written consent, a change in Employee's responsibilities, status, or titles, which represents a material diminution of Employee's responsibilities, status, or titles with the Company as of the date of this Agreement, or any removal of Employee from, or any failure to re-appoint Employee to, any of such titles, except in connection with (a) the termination of Employee's employment as a result of Employee's death; (b) a termination by the Company as a result of Employee's disability as specified in paragraph 7(a)(ii); (c) a termination by the Company for Cause as specified in paragraph 7(a)(iii); or (d) a termination initiated by Employee other than for reasons specified in this paragraph; (ii) a reduction by the Company in Employee's base salary as in effect as of the date of this Agreement plus all increases therein subsequent to such date; (iii) an intentional, material reduction by the Company in Employee's aggregate target incentive awards granted to Employee in this Agreement or in subsequent agreements; or (iv) the unjustified failure by the Company to pay Employee any material amount of Employee's salary, or any material amount of Employee's compensation deferred under any plan, agreement or arrangement of or with the Company, within ten (10) days after Employee's written demand for such amount.

          (d) Except as required by applicable law, and except as expressly provided elsewhere in this Agreement, the Company and its Affiliates shall not be obligated to make any payments to the Employee or on Employee's behalf of whatever kind or nature by reason of the Employee's cessation of employment, other than (i) such amounts, if any, of Employee's salary, and unused vacation time, as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts which may be then otherwise payable to the Employee from the Company's benefits plans or reimbursement policies, if any. Variable bonus payments under Section 4(b) for any fiscal quarter shall not be paid if Employee is not employed on the date which is 16 days prior to the end of the fiscal quarter for which the bonus payment for such quarter is to be determined.

          (e) Upon termination of this Agreement, all Company owned property, documentation and other Company proprietary materials furnished to Employee shall be immediately returned to the Company.

          (f) Upon notice of termination, at the Company's request, Employee shall not continue to perform services for the Company or represent the Company in any manner, shall not appear at the Company's offices and shall otherwise refrain from any activity not specifically requested by the Company under this Agreement.

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     8.   Non-Competition.

          (a) During the period during which Employee is employed hereunder (the "Non-Competition Period"), and, at the Company's option, for a period of six months thereafter, provided the Company continues to pay Employee his base salary, as in effect at the date Employee's employment ended (with any severance payments made to Employee credited to such payments), during such six month period, irrespective of any claim by Employee of a breach by Company of this
Agreement:

          (i) the Employee will not make any statement or perform any act intended to advance an interest of any existing or prospective Competitor (as defined in subparagraph (iii) below) of the Company or any of its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any other Employee of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates or inconsistent with the interest of the Company or any of its Affiliates' interests or in violation of any provision of this Agreement;

          (ii) the Employee will not solicit, divert or take away, or attempt to solicit, divert or to take away, the business or patronage of any of the clients, customers, dealers, distributors, representatives or accounts, or prospective clients, customers, dealers, distributors, representatives or accounts, of the Company or its Affiliates which were contacted, solicited or served by employees of the Company while the Employee was employed by the Company. This subparagraph (ii) shall only apply to such actions taken by the Employee on behalf of a Competitor of the Company, as described in subparagraph
(iii) below;

          (iii) the Employee will not directly or indirectly (as a director, stockholder, officer, executive, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with (a) any business or organization which engages in competition with the Company or any of its Affiliates in the United States or any other geographical area where any business is presently carried on by the Company or any of its Affiliates, or (b) any business or organization which engages in competition in such area of business with the Company or any of its Affiliates in any geographical area where any such business shall be hereafter, during the period of the Employee's employment by the Company, carried on by the Company or any of its Affiliates, if such business is also being carried on by the Company or any of its Affiliates in such geographical area during the Non-Competition Period. Competition shall be deemed to exist between the Company and any other person or firm which primarily engages in the business of manufacturing, sale or distribution of network management products, such person or firm to be defined herein as a "Competitor"; and

          (iv) the Employee will not directly or indirectly solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, for or on behalf of a Competitor, any employee of the Company or any of its Affiliates; provided, however, that the provisions of this
Section 8(a) shall not be deemed to prohibit the Employee's ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any publicly held company.

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          (b)    (i)    The Employee further agrees that the limitations set
forth in this Section 8 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its Affiliates. It is understood and agreed that the covenants made by the Employee in this Section 8 shall survive the expiration or termination of this Agreement.

                 (ii) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 8 would be inadequate and, therefore, agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

     9. Non-Assignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, Employee's beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 9 shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon Employee's death or incapacity.

     10.  Binding Effect. Without limiting or diminishing the effect of
Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

     11. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Employee, at Employee's home address set forth on the signature hereto, or to such other address or addresses as either party shall have designated in writing to the other party hereto. Notices may also be given by recognized overnight courier service. Notices shall be effective (i) upon receipt if given personally, (ii) 3 days after dispatch if by mail, or (iii) 1 day after dispatch if by overnight courier services.

     12. Severability. The Employee agrees that in the event that any court of competent jurisdiction or arbitral forum shall finally hold that any provision of Section 6 or 8 hereof is void or constitutes an unreasonable restriction against the Employee, such provision shall not be rendered void but shall apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than
Section 6 or 8 is held by a court of competent jurisdiction or arbitral forum to be invalid, ineligible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

     13. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

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     14.  Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

     15. Governing Law and Arbitration of Disputes. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey without regard to those that would defer to the substantive laws of other jurisdiction. Any dispute arising hereunder, except as provided in the last sentence below, shall be settled by arbitration in Bergen County, New Jersey, in accordance with the then effective rules of the American Arbitration Association ("AAA"). One Arbitrator will be chosen by the parties who shall be an attorney experienced in employment law. If the parties cannot agree on the identity of the Arbitrator, he will be appointed by the head of the AAA in New Jersey. Employee submits to the jurisdiction of the AAA in New Jersey to resolve any such disputes. The Company reserves the right to enforce Section 6 or Section 8 of this Agreement any jurisdiction where such enforcement is necessary or desirable, through a Court or arbitration proceeding, as the Company elects.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

     17. Representation by Counsel; No Duress. Employee acknowledges that this Agreement has been negotiated at arms length; that he has had full opportunity for representation by counsel in connection with the negotiation and review of this Agreement and has either been adequately represented by counsel or chosen to forego his opportunity to be so represented; that this Agreement will be deemed to have been drafted by both parties and, as such, ambiguities shall not be construed against any one party; and that he enters into this Agreement freely and without duress or compulsion of any kind.

     18. Directors and Officers Insurance Coverage. The Company will provide Employee with a Directors and Officers insurance coverage in an amount consistent with the levels currently maintained by the Company.

     IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Agreement as of the day and year first above written.

                                          ION NETWORKS, INC.


                                          By:
                                             -----------------------------------
                                            Name:  KAM SAIFI
                                            Title: PRESIDENT & CEO


                                          --------------------------------------
                                          TED KAMINER                    Date

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